Exhibit 10.39

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES IN ACCORDANCE WITH APPLICABLE LAWS.

THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN SECTION 14.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE.

LIQUIDMETAL TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. 1	Date of Original Issuance: June 1, 2012

Liquidmetal Technologies, Inc., a Delaware corporation (together with any entity that shall succeed to or assume the obligations of Liquidmetal Technologies, Inc. hereunder, the “Company”), hereby certifies that, for value received, Visser Precision Cast, LLC or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 11,250,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.22 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including June 1, 2017 (the “Expiration Date”), and subject to the following terms and conditions:

This warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to a Subscription Agreement dated June ___, 2012 to which the Company and the original Holder are parties (the “Subscription Agreement”).  All such warrants are referred to herein, collectively, as the “Warrants”.

1.         Definitions.  In addition to the terms defined in Section 15(g) or elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Subscription Agreement.  The term “Common Stock” shall mean the Company’s common stock, par value $0.001 per share as authorized on the date of the Subscription Agreement and any other securities or property of the Company or of any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive on the exercise hereof in lieu of or in addition to such common stock, or which at any time shall be issuable in exchange for or in replacement of such common stock.  The term “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

2.         Holder of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary from the Permitted Transferee (as defined below) and the transferring Holder.

 3.        Recording of Transfers.  Subject to Section 6 and compliance with Section 14, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  As a condition to the transfer, the Company may request a legal opinion as contemplated by the legend above and related terms of the Subscription Agreement.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.         Exercise and Duration of Warrant

(a)                This Warrant shall be exercisable by the registered Holder in whole or in part at any time and from time to time on or after the date hereof to and including the Expiration Date by delivery to the Company of a duly executed facsimile copy of the Exercise Notice form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company).  All Warrant Shares issued upon exercise of this Warrant shall be subject to the Lock-Up Period described in Section 14.  At 6:30 p.m., California time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.  If at any time this Warrant is exercised and as of the Trading Day period immediately preceding the Holder’s delivery of an Exercise Notice in respect of such exercise, an effective Registration Statement under the Securities Act covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder of this Warrant also may exercise this Warrant as to any or all of such Unavailable Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise a reduced number of shares of Common Stock (the “Net Number”) determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
--------------------
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised in a Cashless Exercise.

B= the VWAP on the Trading Day immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

VWAP = For any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

There cannot be a Cashless Exercise unless “B” exceeds “C”.

5.         Delivery of Warrant Shares.

(a)                To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant upon exercise unless this Warrant ceases to be further exercisable for additional Warrant Shares.  Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Shares Exercise Log attached to it), appropriately completed and duly signed and (ii) except in the case of a Cashless Exercise, payment in full of the Exercise Price in immediately available funds or federal funds for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)                If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)                If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder is required to purchase in a bona fide arm’s length transaction for fair market value (in an open market transaction or otherwise and otherwise in compliance with the Lock-Up Period described in Section 14) the number of shares of Common Stock necessary to deliver in satisfaction of a bona fide arm’s length sale for fair market value by the Holder of the Warrant Shares which the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the Holder’s total sales price (including brokerage commissions, if any) for the shares of Common Stock so sold and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice and reasonably detailed documentation indicating the amounts requested by the Holder in respect of the Buy-In.

(d)                The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.         Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.         Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and ownership thereof and customary and reasonable indemnity.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.         Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.         Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)                Stock Dividends and Splits, Recapitalizations, Etc.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock or subdivides the outstanding shares of Common Stock into a larger number of shares (by any stock split, recapitalization or otherwise), then in each such case the Exercise Price shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and (ii) combines outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, recapitalization, or otherwise), then in each such case the Exercise Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.  Any adjustment made pursuant to clauses (i) and (ii) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or immediately after the effective date of such subdivision or combination (as the case may be). If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)                Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price shall be appropriately adjusted.  Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.  If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(c)                Adjustment of Exercise Price upon Issuance of Common Stock.  If and whenever on or after the Original Issuance Date, the Company issues or sells, or in accordance with this Section 9(c) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company and also including shares of Common Stock issued to Socius CG II, Ltd. or to any other person in connection with the payment of principal or interest due under a $1,712,000 promissory note dated October 10, 2011 payable to SAGA, SpA, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced effective concurrently with such Dilutive Issuance to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance on a fully diluted basis (the “Outstanding Common”) plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares in the Dilutive Issuance would purchase at the Exercise Price then in effect; and (y) the denominator of which shall be the number of shares of Outstanding Common immediately after such Dilutive Issuance but before giving effect to anti-dilution rights contained in other Securities that would be triggered by the same Dilutive Issuance.  For purposes of this paragraph, the issuance of shares of Common Stock to Socius CG II, Ltd. or to any other person in connection with the payment of principal or interest due under a $1,712,000 promissory note dated October 10, 2011 payable to SAGA, SpA at any time prior to the Original Issuance Date for a consideration less than $.22 per share shall be deemed to be a Dilutive Issuance and shall require an adjustment to the Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of this Warrant, all in accordance with the adjustment provisions contained in this Section 9.  For purposes of this paragraph, “fully-diluted basis” shall take into account all outstanding shares of Common Stock as well as shares of Common Stock issuable upon the exercise of outstanding Options and the conversion of outstanding Convertible Securities.  In the case of Options or Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Options or Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Options or Convertible Securities.  For purposes of determining the adjusted Exercise Price under this Section 9(c), the following shall be applicable:

(i)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(ii)          Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined by the Company.

(iii)         Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)                Fundamental Transactions.  If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this paragraph (d) and shall insure that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Notwithstanding the foregoing, in the event of a Fundamental Transaction that is an all cash transaction pursuant to which holders of Common Stock are entitled to receive cash consideration only, this Warrant and all rights to exercise this Warrant shall automatically terminate, without any further action by the Holder, and the Holder shall receive an amount of cash equal to the greater of (x) the product obtained by multiplying (A) the number of Warrant Shares representing the remaining unexercised portion of this Warrant and (B) the difference obtained by subtracting (1) the per share consideration to be received by holders of Common Stock in such Fundamental Transaction and (2) the Exercise Price, or (y) the Black Scholes Value of the remaining unexercised portion of this Warrant, payable to the Holder upon the consummation of such Fundamental Transaction.  For the purpose of this Warrant, “Black Scholes Value” means the value, as reasonably calculated by the Company, of this Warrant, which shall be determined by use of the Black Scholes Option Pricing Model reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

(e)                Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f)                Calculations.  All calculations under this Section 9 shall be rounded down to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)                Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.  No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least  the greater of (i) $0.01 in such Exercise Price or (ii) 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Section 9(g) are not required to be made shall be carried forward  and taken into account in any subsequent adjustment.

(h)                Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least five calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.      Payment of Exercise Price.  Upon exercise of this Warrant the Holder shall pay the Exercise Price in immediately available funds unless it is a Cashless Exercise in accordance with Section 4 hereof.

11.      No Fractional Shares.  No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by Bloomberg L.P. (or the successor to its function of reporting share prices) on the date of exercise.

12.      Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (California time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (California time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent and delivered by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (i) if to the Company, to Liquidmetal Technologies, Inc., 30452 Esperanza, Rancho Santa Margarita, CA 92688.  Attn: Chief Executive Officer, Facsimile No.: (949) 635-2188, or (ii) if to the Holder, to the address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.      Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14.      Lock-Up Period.  The undersigned covenants and agrees with the Company as follows:

(a)                The undersigned will not, without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion), directly or indirectly, sell, transfer or otherwise dispose of all or any portion of this Warrant or the Warrant Shares acquired upon exercise of this Warrant or sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act with respect to this Warrant or the Warrant Shares acquired upon exercise of this Warrant or otherwise dispose of this Warrant or any Warrant Shares acquired upon exercise of this Warrant (collectively, the “Restricted Securities”), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on December 31, 2016 (the “Lock-up Period”); provided, that the foregoing restriction shall not apply to any transfer of Restricted Securities to (i) Furniture Row, LLC or Furniture Row BC, Inc. (together, “Furniture Row”) and any wholly-owned subsidiary of Furniture Row, (ii) any person who owns a majority of the outstanding capital and voting interests of Furniture Row, (iii) the spouse or lineal descendants of any person described in clause (ii), (iv) any trust formed for the benefit of any person described in clause (ii) or for the benefit of the spouse or lineal descendants of any person described in clause (ii), or (v) corporations, limited liability companies, partnerships or other entity in which Furniture Row or any person described in clauses (ii) and (iii) owns a majority of the capital and voting interests (collectively, “Permitted Transferees”); provided, further, that any such Permitted Transferee executes and delivers to the Company an agreement to be bound by the foregoing restrictions.

(b)       The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities except in compliance with the foregoing restrictions.

15.      Miscellaneous.

(a)                This Warrant shall be binding on and inure to the benefit of the parties hereto and the respective successors and assigns of the Holder it being understood that transfers of this Warrant by the Holder are subject to the legend set forth of the face hereof.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  The Warrants may be amended only in a writing signed by the Company and the Holder(s) of a majority of the Warrant Shares then issuable upon exercise of the Warrants that have not been exercised.  In the event that any Warrants have been transferred in part, any amendment approved in accordance with the preceding sentence shall be binding on all Permitted Transferees and their successors and assigns.

(b)                This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Colorado.  In the event of a dispute between the Parties concerning the subject matter of this Warrant, the Parties shall resolve the dispute using the procedures and binding arbitration specified in Section 7 (g) of the Master Transaction Agreement dated as of the date hereof between the Company and the Holder.

(c)                The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)                In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)                The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against such impairment.

(f)                This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  In connection with an exercise of this Warrant in accordance with the terms hereof, upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a Cashless Exercise if permitted hereunder), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(g)               For purposes of this Warrant, the following capitalized terms shall have the following meanings:

(i)           “Approved Stock Plan” means any employee benefit, option or incentive plan which has been approved by the Board of Directors and shareholders of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company; provided that the number of shares of the Company’s Common Stock issuable pursuant to such plans, in the aggregate, shall not exceed 10% of the shares of the Company’s Common Stock outstanding on a fully-diluted basis immediately prior to the First Closing Date and without giving effect to the issuance of securities pursuant to the Subscription Agreement, as adjusted for stock splits, reverse stock splits, and the like.  For purposes of this definition, “fully-diluted basis” shall take into account all outstanding shares of Common Stock as well as all shares of Common Stock issuable upon the conversion of all outstanding convertible securities of the Company.

(ii)          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock, including, without limitation, all outstanding warrants to acquire Common Stock.

(iii)        “Excluded Security” means any share of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii)  in connection with the transactions contemplated by the Subscription Agreement, including any additional shares Common Stock issued in subsequent closings after the Original Issuance Date, upon exercise of this Warrant or any other Warrants or upon conversion of the Note; (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the Original Issuance Date; or (iv) pursuant to or in connection with commercial credit arrangements, equipment lease financings, acquisitions of other assets or businesses, and strategic transactions not primarily for financing purposes (including licensing or development agreements), but only to the extent the transactions described in this clause (iv) are entered into with non-affiliates of the Company.

(iv)        “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(v)       “Original Issuance Date” means the First Closing Date, as defined in the Subscription Agreement.

(vi)        “Principal Market” means the OTC Bulletin Board.

(vii)       “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., California Time).

(viii)      “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

LIQUIDMETAL TECHNOLOGIES, INC.

/s/ Tony Chung
s//s/
Name: Tony Chung
Title: Chief Financial Officer

EXERCISE NOTICE

To Liquidmetal Technologies, Inc.

The undersigned hereby irrevocably elects to purchase                shares of common stock, par value $0.001 per share, of Liquidmetal Technologies, Inc. (“Common Stock”), pursuant to Warrant No. 1, originally issued June ___, 2012 (the “Warrant”), and, if not a Cashless Exercise in accordance with Section 4, encloses herewith $                 in cash, federal funds or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

Print Name of Holder:

Signature:
Name:
Title:

HOLDER’S SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER:

Holder’s Address:

Warrant Shares Exercise Log
Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase shares of Common Stock of Liquidmetal Technologies, Inc. to which the within Warrant relates and appoints attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:                ,

(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

Address of Transferee

Tax Identification Number or Social Security
Number of Transferee

In the presence of: